Exhibit 10.18

The Finish Line, Inc.
2009 Incentive Plan
Restricted Stock Award Agreement

Name of Participant:
I am pleased to inform you that the Compensation Committee of the Board of Directors of The Finish Line, Inc. (the “Committee”) has approved a grant to you of an Award of Restricted Stock of The Finish Line, Inc., an Indiana corporation (the “Company”), as described in this, The Finish Line, Inc. 2009 Incentive Plan Restricted Stock Award Agreement, which includes Exhibit A attached hereto (this “Agreement”).

1.
Grant of Restricted Stock. The Company hereby grants to you an Award of the number of shares of Restricted Stock set forth next to “Number of Shares Awarded” on Exhibit A (for purposes of this Agreement, “Stock” represented by the shares of Restricted Stock is shares of the Company’s Common Stock), subject to the terms, conditions and provisions of The Finish Line, Inc. 2009 Incentive Plan (as amended, the “Plan”), which is incorporated herein by reference, and this Agreement. Except to the extent expressly provided herein, capitalized terms used in this Agreement shall have the same meaning ascribed thereto in the Plan.

2.
Restrictions. Subject to the provisions of the Plan and this Agreement, during the period commencing on the date set forth next to “Grant Date” on Exhibit A (the “Grant Date”) and ending on the date the Restricted Stock is Vested pursuant to Section 3 of this Agreement, you shall not be permitted to sell, assign, margin, encumber, convey, gift, alienate, hypothecate, pledge, dispose of, or otherwise transfer the Restricted Stock.

3.
Vesting. You will not own the Restricted Stock free and clear of the restrictions imposed by the Plan and this Agreement until your Restricted Stock is “Vested,” which will occur as set forth under “Vesting Schedule” on Exhibit A. The terms set forth in the “Vesting Schedule” on Exhibit A shall govern the forfeiture of the Restricted Stock if you suffer a Termination of Employment prior to the Restricted Stock becoming Vested. Notwithstanding the foregoing and notwithstanding anything to the contrary contained herein or in the Plan:

(a)
In the event you suffer a Termination of Employment by reason of your Retirement (as hereinafter defined), then all unvested Restricted Stock shall fully vest, and any restrictions shall lapse, upon the date of such Termination of Employment due to Retirement. “Retirement” means a Termination of Employment as a result of your resignation on or after you reach age 60 with 10 years of minimum service. The Company shall have the sole right and authority to determine whether your Termination of Employment is a Retirement and such determination by the Company shall be final and binding on you.

(b)
In the event you suffer a Termination of Employment by reason of your death or your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months (“Permanent Disability”), then all unvested Restricted Stock shall fully vest, and any restrictions shall lapse, upon the date of such Termination of Employment due to death or Permanent Disability. You shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Company in such form and manner, and at such times, as the Company may require and any determination by the Company that you do or do not have a Permanent Disability shall be final and binding upon you.

4.
Shareholder Rights. During the period the Restricted Stock is not Vested, you shall have, with respect to the shares of Restricted Stock, the right to vote the shares and the right to receive dividends and distributions. However, any such dividends and distributions shall not vest until the underlying Restricted Stock is Vested.

5.
Issuance of Certificates. If any certificate is issued representing the Restricted Stock, that certificate shall contain any legend deemed appropriate by the Company and that certificate may be retained by the Company and you agree to execute any share power in blank deemed appropriate by the Company. As soon as practicable after the Restricted Stock is Vested, the Company shall, at its discretion, cause a certificate or certificates for the appropriate number of shares of the Stock to be issued to you.

6.
Award Subject to Plan. This Award of Restricted Stock is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan as the same may be amended from time to time and the rules, guidelines and practices governing the Plan adopted by the Committee; provided, however, that no such amendment shall materially impair your rights under this Agreement without your consent. A copy of the Plan and the prospectus has been furnished to you. The Company shall, upon written request, send a copy of the Plan, in its then current form, and/or the prospectus, in its then current form, to you. In the event of any conflict between the terms, conditions and provisions of the Plan and this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

7.
Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any federal, state or local income tax imposed as a result of this Award of Restricted Stock or the vesting or lapsing of restrictions with respect to this Award of Restricted Stock (such amount shall be referred to herein as the “Withholding Liability”), you agree to pay the Withholding Liability to the Company at such time and in such manner as is required by the Company. The obligations of the Company under the Plan and this Agreement shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to you.

8.
Notices. All notices and other communications required or permitted to be given under the Plan or this Agreement shall be in writing or other form approved by the Committee or the Company and shall be deemed to have been duly given as follows: (a) if to the Company, mailed first class, postage prepaid, to 3308 North Mitthoeffer Road, Indianapolis, Indiana 46235, to the attention of the Corporate Secretary of the Company, with a copy to the General Counsel of the Company at the same address; or (b) if to you, then delivered personally, mailed first class, postage prepaid at your last address known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee or the Company.

9.
Stock Exchange Requirements; Applicable Laws. You agree to comply with all laws, rules, and regulations applicable to the grant and vesting of each Award of Restricted Stock and the sale or other disposition of Stock received pursuant to each Award of Restricted Stock, including, without limitation, compliance with the Company’s insider trading policies. The Stock you receive under the Plan will have been registered under the Securities Act of 1933, as amended (the “1933 Act”). If you are an “affiliate” of the Company, as that term is defined in Rule 144, promulgated pursuant to the 1933 Act (“Rule 144”), you may not sell the Stock received pursuant to an Award of Restricted Stock except in compliance with Rule 144. Certificates representing Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Stock as the Company deems appropriate to comply with federal and state securities laws.

10.
No Employment or Continued Service Rights. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and you, or the contractual relationship between you and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and you. The Company or an Affiliate and you continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain you in its employ or service as a result of the Plan, this Agreement or the Award of Restricted Stock. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate your employment or service as existed prior to you becoming a Participant in the Plan, entering into this Agreement or receiving the Award of Restricted Stock.

11.
Governing Law and Venue. This Agreement and the Award of Restricted Stock granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Indiana, without regard to conflict of law principles and provisions. In the event of litigation arising in connection with actions under this Agreement and/or the Award of Restricted Stock, you agree that you shall submit to the jurisdiction of courts located in Marion County, Indiana, or to the federal district court that encompasses said county.

12.
Entire Agreement. The Plan and this Agreement constitutes the entire agreement with respect to the subject matter thereof and hereof, provided that in the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

13.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Agreement may be accepted and/or executed by either party by electronic means, and any electronically accepted or executed document shall be treated as an original document.

In Witness Whereof, this, The Finish Line, Inc. 2009 Incentive Plan Restricted Stock Award Agreement, is executed below on the Grant Date.

The Finish Line, Inc.

By:
Printed:
Title:

Exhibit A

Schedule of Award

The Finish Line, Inc.
2009 Incentive Plan

Participant Information:

(Participant Name)	(Participant Street Address, City, State and Zip Code)

Grant Date:

Number of Shares Awarded:

Vesting Schedule: